Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported an increase in net income to $7.7 million, or 23 cents per diluted share, for the second quarter ended June 30, 2013, from $7.6 million, or 23 cents per diluted share, for the second quarter of 2012. For the six-month period ended June 30, 2013, net income increased 14.1% to $14.9 million, or 45 cents per diluted share, from $13.0 million, or 39 cents per diluted share, in the 2012 six-month period.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $161.4 million in the second quarter of 2013 from $157.0 million in the second quarter of 2012, and increased to $325.9 million in the 2013 six-month period from $308.4 million in the 2012 six-month period. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, increased 8.9% to $129.7 million in the 2013 quarter from $119.1 million in the 2012 quarter, and increased 9.5% to $255.8 million in the 2013 six-month period from $233.5 million in the 2012 six-month period. Fuel surcharge revenue increased to $31.7 million for the second quarter of 2013 from $29.8 million in the 2012 quarter, and increased to $63.4 million for the 2013 six-month period from $58.6 million for the 2012 six-month period. With the March 2013 deconsolidation of MWL, no MWL revenue was included in the second quarter of 2013 compared with $8.1 million in the 2012 quarter. MWL revenue included in the first six months of 2013 decreased by $9.7 million from the first six months of last year with the deconsolidation.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, was 89.9% for the second quarter of 2013, second only over the past 27 quarters to the 89.6% ratio achieved in the second quarter of 2012. The ratio improved to 90.2% for the 2013 six-month period from 90.9% for the 2012 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We continue to grow and expand our business despite continued slow economic growth and a challenging rate environment. Our total truckload, intermodal and broker loads were up 13.2% in the second quarter of 2013 over the prior year’s quarter. We believe the strong positioning of our truckload operations has continued to pay benefits, including a 2.8% increase in miles per tractor and a 2.6% increase in revenue per tractor over the second quarter of 2012. These increases were on top of the 6.0% and 5.4% improvements in these measurements in the second quarter of 2012 over the second quarter of 2011. This continued improvement in efficiency helped us achieve our thirteenth consecutive year-over-year increase in quarterly net income.”

On May 13, 2013, Marten Transport announced that its Board of Directors had declared a three-for-two stock split of the company’s common stock. The stock split was effected in the form of a stock dividend payable on June 14, 2013, to stockholders of record as of
May 28, 2013. Holders of the company’s common stock received an additional one-half share for each outstanding share of common stock held as of the record date.

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport’s results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. Accordingly, effective as of that date, Marten was no longer the primary beneficiary, deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(In thousands, except share information)	June 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$635	$3,473
Receivables:
Trade, net	68,588	66,239
Other	2,863	7,177
Prepaid expenses and other	13,836	15,490
Deferred income taxes	3,364	3,155
Total current assets	89,286	95,534
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	588,038	551,136
Accumulated depreciation	(160,153)	(156,660)
Net property and equipment	427,885	394,476
Other assets	3,359	613
TOTAL ASSETS	$520,530	$490,623

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$42,606	$33,062
Insurance and claims accruals	14,029	13,838
Total current liabilities	56,635	46,900
Long-term debt, less current maturities	7,387	2,726
Deferred income taxes	112,413	109,074
Total liabilities	176,435	158,700

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,220,969 shares at June 30, 2013, and 33,164,428 shares at December 31, 2012, issued and outstanding	332	332
Additional paid-in capital	83,652	82,679
Retained earnings	260,111	246,349
Total Marten Transport, Ltd. stockholders’ equity	344,095	329,360
Noncontrolling interest	-	2,563
Total stockholders’ equity	344,095	331,923
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$520,530	$490,623

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2013	2012	2013	2012

OPERATING REVENUE	$161,413	$156,964	$325,887	$308,438

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	42,345	39,398	84,470	77,669
Purchased transportation	28,129	29,734	62,313	59,593
Fuel and fuel taxes	40,596	39,515	80,919	78,639
Supplies and maintenance	9,998	9,841	19,531	19,377
Depreciation	16,219	15,042	31,907	29,577
Operating taxes and licenses	1,825	1,617	3,595	3,199
Insurance and claims	5,808	5,185	11,619	11,007
Communications and utilities	1,262	1,161	2,545	2,372
Gain on disposition of revenue equipment	(1,237)	(1,179)	(3,652)	(2,704)
Other	3,347	3,367	6,981	6,907

Total operating expenses	148,292	143,681	300,228	285,636

OPERATING INCOME	13,121	13,283	25,659	22,802

OTHER	(153)	(13)	(168)	(34)

INCOME BEFORE INCOME TAXES	13,274	13,296	25,827	22,836
Less: Income before income taxes attributable to noncontrolling interest	-	245	84	406

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	13,274	13,051	25,743	22,430

PROVISION FOR INCOME TAXES	5,607	5,467	10,874	9,400

NET INCOME	$7,667	$7,584	$14,869	$13,030

BASIC EARNINGS PER COMMON SHARE	$0.23	$0.23	$0.45	$0.39

DILUTED EARNINGS PER COMMON SHARE	$0.23	$0.23	$0.45	$0.39

DIVIDENDS PAID PER COMMON SHARE	$0.017	$0.017	$0.033	$0.03

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2013	2012	2013 vs. 2012	2013 vs. 2012
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$99,996	$94,148	$5,848	6.2%
Truckload fuel surcharge revenue	26,856	26,121	735	2.8
Total Truckload revenue	126,852	120,269	6,583	5.5

Logistics revenue, net of intermodal fuel surcharge revenue	29,721	33,045	(3,324)	(10.1)
Intermodal fuel surcharge revenue	4,840	3,650	1,190	32.6
Total Logistics revenue	34,561	36,695	(2,134)	(5.8)

Total operating revenue	$161,413	$156,964	$4,449	2.8%

Operating income:
Truckload	$11,376	$10,973	$403	3.7%
Logistics	1,745	2,310	(565)	(24.5)
Total operating income	$13,121	$13,283	$(162)	(1.2)%

Operating ratio:
Truckload	91.0%	90.9%
Logistics	95.0	93.7
Consolidated operating ratio	91.9%	91.5%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2013	2012	2013 vs. 2012	2013 vs. 2012
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$194,961	$183,346	$11,615	6.3%
Truckload fuel surcharge revenue	53,625	51,374	2,251	4.4
Total Truckload revenue	248,586	234,720	13,866	5.9

Logistics revenue, net of intermodal fuel surcharge revenue	67,481	66,481	1,000	1.5
Intermodal fuel surcharge revenue	9,820	7,237	2,583	35.7
Total Logistics revenue	77,301	73,718	3,583	4.9

Total operating revenue	$325,887	$308,438	$17,449	5.7%

Operating income:
Truckload	$21,376	$18,101	$3,275	18.1%
Logistics	4,283	4,701	(418)	(8.9)
Total operating income	$25,659	$22,802	$2,857	12.5%

Operating ratio:
Truckload	91.4%	92.3%
Logistics	94.5	93.6
Consolidated operating ratio	92.1%	92.6%

   MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Truckload Segment:
Total Truckload revenue (in thousands)	$126,852	$120,269	$248,586	$234,720
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,459	$3,371	$3,414	$3,284
Average tractors(1)	2,224	2,149	2,209	2,148
Average miles per trip	598	625	612	621
Non-revenue miles percentage(2)	10.5%	11.3%	10.6%	11.2%
Total miles – company-employed drivers (in thousands)	57,031	53,516	111,926	104,797
Total miles – independent contractors (in thousands)	1,373	1,355	2,314	2,619

Logistics Segment:
Total Logistics revenue (in thousands)	$34,561	$36,695	$77,301	$73,718
Brokerage:
Marten Transport
Revenue (in thousands)	$12,813	$12,958	$27,282	$26,664
Loads	8,602	7,872	18,032	15,958
MWL
Revenue (in thousands)	$-	$8,085	$6,676	$16,330
Loads	-	4,537	3,758	8,219
Intermodal:
Revenue (in thousands)	$21,748	$15,652	$43,343	$30,724
Loads	8,916	6,043	17,506	11,885
Average tractors	85	54	81	55

At June 30, 2013 and June 30, 2012:
Total tractors(1)	2,317	2,201
Average age of company tractors (in years)	1.9	2.0
Total trailers	4,111	4,155
Average age of company trailers (in years)	2.4	2.2
Ratio of trailers to tractors(1)	1.8	1.9

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2013	2012	2013	2012

Net cash provided by operating activities	$25,816	$20,233	$47,810	$40,012
Net cash used for investing activities	41,331	40,131	54,416	55,304

Weighted average shares outstanding:
Basic	33,210	33,099	33,196	33,075
Diluted	33,378	33,250	33,344	33,231

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 53 and 51 tractors as of June 30, 2013, and 2012, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.